EXHIBIT 10.3

                                   AGREEMENT

     This Agreement (the "Agreement") is entered into as of this 10th day of March 2004, by and among Techsphere Systems International, LLC, a Georgia Limited Liability Company ("TSI"), and an operating subsidiary of On Alert Systems, Inc. a Navada Corporation ("Cyber"). They may be referred to as a Party and collectively as the Parties.

                              W I T N E S S E T H:

     WHEREAS, TSI manufactures, constructs, and assembles Low, Medium and High altitude airships ("Airships") and CYBER, for the purpose of this Agreement, primarily is engaged in marketing and sales to federal, state and local government agencies and the various Military branches (collectively referred to hereinafter as "Government Units"); and

     WHEREAS, TSI has the exclusive world wide right and license to manufacture the Airships according to the U.S and Canadian patents owned by 21st Century Airships, Inc., a Canadian corporation; and

     WHEREAS, CYBER desires to exclusively market and sell Airships manufactured by TSI to Government Units and non-exclusively to telecommunications entities and furthermore, TSI desires to utilize the experience and expertise of CYBER to sell Airships to Government Units; and

     WHEREAS, the Parties desire to set forth their understanding as to the marketing efforts to be undertaken and the method of purchasing of the Prototype Airship by Cyber.

                                 CONSIDERATION:

     Now therefore, In consideration of the natural convenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that the foregoing recitals are true and correct and further agree as follows.

                                   ARTICLE I

              PROTOTYPE AIRSHIP ASSIGNMENT AND ASSUMPTION OF TERMS

1.1 Assignment of the Agreement of Purchase and Sale of Airship dated December 4, 2003, assumption of testing and demonstration requirements and coordination with GTRI.

     Subject to payment of the consideration described in Article III hereof and the terms and conditions of this Agreement the Parties agree that:

     A. TSI shall transfer, assign and deliver to Cyber of all of TSI's right, title and interest in and to the Agreement of Purchase and Sale of Airship dated December 4, 2003 between TSI and 21st Century Airships, Inc. ("C21") attached as
Exhibit 1.1.A, in which TSI agreed to purchase the existing airship ("Prototype Airship") described in Exhibit "A" thereof, subject to the terms and conditions in said airship purchase agreement; and





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     B. Cyber shall have the right to place a lien on the  Prototype  Airship as soon as C21 is paid in full for the purchase of the Prototype Airship or such sooner time that C21 allows a lien to be placed against the Prototype Airship.

1.2  Assumption of testing and demonstrations and coordination with GTRL.


     A. TSI will immeadiately ship the Prototype Airship to Ft. Benning, Georgia, to arrive no later than March 19, 2004 and conduct the testing required by the Army and other governmental agencies, including but not limited to shipping the airship, balloon and platform to Ft. Benning, furnishing required proof of insurance with Cyber and C21 listed as loss payees as their interest may appear, inflation of the airship's balloon, paing pilot fees for the flight and will conduct any further demonstration/test flights required by potential government purchasers secured by SRC or Cyber; and

     `B. After shipment to Ft. Benning TSI will coordinate with Georgia Tech Research Institute ("GRTI") to make the Prototype Airship platform available to GTRI for GTRI to reverse engineer, create an autonomous control system (UAV) and develop the power systems, shielding, operating manuals ("Droning") and the engineering drawings necessary to sell and duplicate the low altitude system ("Phase I"), as further described in TSI/GTRI Research Project Agreement No. A-7291 modified December 5, 2003 attached as Exhibit 1.2B.

     C. Cyber, through its parent holding company, Proxity Digital Networks, Inc., will be allowed to participate in news conferences or press releases scheduled by TSI concerning the location of the manufacturing facility in Columbus, Georgia and for such other reasons as the Parties may agree, Proxity will be allowed to release information about the testing and demonstrations from time to time, provided it has obtained the prior written approval of the content of the information from TSI, which will not be unreasonably with held.

                                   ARTICLE II

              RIGHT TO MARKET AND SELL TSI MANUFACTURED AIRSHIPS.

2.1  Marketing Rights for Airships.

     A. Subject to the SRC agreement, the exclusive world-wide right to market airships for governmental applications and the non-exclusive world-wide right to market airships for telecommunication applications (subject to the rights, if any possessed by Sanswire) will be awarded to Cyber through a sales/marketing agreement substantially as set forth in Exhibit 2.1.A.

     B. The marketing agreement with Cyber will be subject to Cyber's ability to produce sales which will meet the financial requirements imposed on TSI as contained in the License Agreement with 21st Century Airships, Inc., whose application sections are attached hereto in Exhibit 2.2.B.

                                  ARTICLE III

                        CONSIDERATION AND REMUNERATION.

Subject to terms and conditions of this Agreement the Parties agree that:

3.1 Payment and Purchase Price. Cyber shall pay a total of $2,700,000 for the following:




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     A. Cyber will pay to or on behalf of TSI the sum of two million two hundred thousand dollars ($2,200,000) as follows:

          (1)  For the Prototype Airship:

          a. Cyber will pay by wired funds to the IOLTA escrow account of Tinsley Bacon Tinsley, LLC account number 2080000646178 at Wachovia Bank, Atlanta, Georgia whose Routing Number is 06100227 with funds availability to be confirmed no later than 4:30 P.M. Wednesday March 10, 2004 in the sum of $500,000.00 Wire to be completed upon completion and signature of all documents required by Cyber, Investors and TSI to affect wire. Tinsley Bacon Tinsley, L.L.C. will issue a check to the order of TSI and C21 in the sum of $300,000.00 for the Prototype Airship and TSI will endorse the check so that the sum of $300,000.00 is payable to C21. The remaining $200,000.00 will be issued by check to TSI pursuant to section 3.(1)B.
          b. The sum of $900,000.00 will be paid to C21 by the way of a convertible debenture whose terms and conditions will be such that it can used as collateral by C21 or TSI to pay C21 the remaining $900,000.00 immeadiately.

          (2)  For the Droning:

          a. On March 12, 2004, Cyber will issue a convertible debenture to GTRI in the sum of $1,000,000.00 with said debenture's terms and conditions being such that it can be used as collateral by GTRI (or if requested by GTRI, TSI will seek funding with the debenture as collateral) to pay GTRI progress payments pursuant to the terms of the TSI/GTRI Research Project Agreement No. A-7291 modified December 5, 2003.

     B. For exclusive world-wide marketing rights to Governmental Units and non-exclusive world-wide marketing rights to telecommunications entities for a term to be determined as described in Exhibit 2.1.A. Cyber will pay to TSI the sum of $500,000.00 of which $200,000.00 is to be paid to TSI as described in 3.1.A(1) no later than 4:30 P.M. Wednesday March 10, 2004 as per paragraph
3.1.A(1) and the remaining $300,000.00 is to be paid b way of convertible debenture whose terms and conditions will be such that it can be used as collateral for a loan.

     C. Cyber will send a copy of the proposed convertible debentures to TSI's counsel no later than noon Friday March 12 for review and determination of TSI's ability to secure loans as described above for payments to C21 and GTRI. If through review by counsel a determination is made that a loan cannot be secured from the debentures until the funds are released in accordance with the terms of the debentures, TSI can declare a breach of this Agreement by giving written notice and Cyber will have 90 days from March 12 to cure the breach.

                                   ARTCLE IV

                              ADDITIONAL FUNDING.

4.1 At the request of TSI, Cyber will use its best efforts to: (a) provide the additional development funds for th mid and high altitude models, which funds shall be subject to reimbursement; (b) as a result of timely funding the mid and high altitude airship research and development, Cyber shall, to the extent permitted by TSI's technology agreements, receive ownership and royalty rights





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consistent  with the  agreements  previously  entered  by TSI on any  technology developed, the amount of which shall be determined by mutual agreement, within the normal and ordinary range that similar technology development contracts would yield in the current market; (c) consistant with the agreements previously entered by TSI, share with TSI and GTRI the ownership and royalty rights. For those technologies develped soley by TSI with funding obtained from Cyber, TSI will enter into an agreement with Cyber to share the ownership and royalties. As Cyber is aware, TSI has no rights to technology developed with by third parties such as GTRI and C21, other than as given to it through negotiation in its agreements with the parties developing the technology.

                                       V.

              JOINT and COLLECTIVE REPRESENTATIONS OF THE PARTIES

     In order to induce the other Party to enter into this Agreement, each Party makes the following representations and warranties to the other Pary, which representations and warranties shall be true and correct as at the Closing date as well as at the date hereof:

5.1  Authority

     Each Party

          (i) has full power and authority to enter into, deliver and perform this Agreement as set forth herein; and

          (ii) othr than as described herein, neither the execution, delivery, consummation or perfomance of this Agreement

               (A) requires the approval or consent of, or notice to, any third party;
               (B) violates any law, regulation, contract, or agreement to which it is subject; or
               (C) violates, conflicts with or would result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation, or otherwise) under the terms of, any mortgage, bond, indenture, agreement, franchise or other instrument or obligation to which it is party or by which either of it or its assets may be bound.

5.2  No Impediments to Close.
     There exists

          (a) no action or investigation pending or, to the best of the Parties' knowledge, threatened against any of the Parties' or their assets, or against the transactions contemplated by this Agreement; and

          (b) to the Parties'  knowledge,  no event, fact or circumstance  which
     could   reasonably  be  expected  to  give  rise  to  any  such  action  or investigation.

5.3  Truth of Statements; Completeness of Documents, No Material Adverse Effect.

          (a) Except as otherwise set forth herein, all documents, schedules, Exhibits and other materials delivered or to be delivered by or on behalf of each Party to the other in connection with this Agreement and the transactions contemplated hereby are to the best of its knowledge true and complete;





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          (b) The  information  furnished  by or on behalf of each  Party to the other in connection with this Agreement and the transactions contemplated hereby does not, to the best of its knowledge, contain any untrue statements of a material fact and does not omit to any material fact required to be stated therein or necessary to make the statements therein not false or misleading.
          (c) There is no fact known to any of the Parties which has not been disclosed to the other Parties in writing which has, or which will have, a material adverse effect on any of the other Parties or the transactions contemplated by this Agreement.

                                      VI.

                               DISPUTE RESOLUTION

6.1 If a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation on the Commercial Mediation Rules of the American Arbitration Association ("AAA"), through a mediator selected by them, before resorting to arbitration.

6.2 If any controversy or claim arising out of or related to this Agreement, or the breach thereof, cannot be resolved through good faith mediation or either party will not participate in good faith in mediation, the parties agree to submit the dispute to final and binding arbitration before a single arbitrator under the AAA Commercial Arbitration Rules, unless the use of othr rules is agreed upon by the parties. Any dispute as to the arbitrability of an issue shall be determined by the arbitrator. The arbitrator shall have no authority to award punitive damages, but the arbitrator shall have authority to award interest and costs of arbitration. The arbitrator may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. The judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Such arbitrations shall occur in Atlanta, Georgia, unless the parties mutually agree upon another location.

                                      VII

                                     NOTICE

7. All notices and other communications contemplated, required or permitted by this Agreement shall be in writing and shall be deemed to have been properly given or served when deposited with the United States Postal Service, designated as registered or certified mail, return receipt requested, postage prepaid, and addressed as hereinafter provided, or if delivered in person or by overnight delivery service addressed as follows:


To: TSI                                To: CYBER

        750 Hammond Drive                     771 Military Trail North
        Building 10, Suite 100                Palm Beach Gardens, Florida 33410
        Atlanta, Georgia 30328
        ATTN.: Mike                           ATTN.: Billy Robinson
        Facsimile No. (770) 256-0541          Facsimile No. (918) 493-6234

                                      VIII

                                    GENERAL

8.1 Any amendment, supplement, modification or waiver or any provision of this Agreement must be in writing and signed by authorized representatives of both Parties.


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8.2 If any portion of this  Agreement  is found to be invalid or  unenforceable, the Parties agree that the remaining portions shall remain in effect.

8.3  Any  discretion   vested  in  a  Party  to  this  Agreement  shall  not  be
unreasonably, arbitarily or capriciously exercised.

8.4 This Agreement integrates and supercedes all previous agreements, oral or written, between the parties and constitutes the entire agreement of the Parties as to subject matter described herein.

8.5 Neither Party shall assign this Agreement without the prior written consent of the other Party. Either Party may assign this Agreement or any part thereof to its Affiliate without the prior written consent of the other Party. "Affiliate" means any corporation, partnership, limited liability company, controlled by or under common control with a Party and for Cyber the word "Party"shall also mean OASI as it solely relates to this subsection. It is anticipated that Cyber will merge into a public entity which will be majority owned by OASI and this Agreement can be assigned to the new public entity.

8.6 The headings in this Agreement are inserted for convenience only and not intended to affect the meaning or interpretation of this Agreement.

8.7 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

8.8 Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof, shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right or power hereunder, at any one time or more times, be deemed a waiver or relinquishment of such right or power at any time or times.

8.9 The invalidity of any one or more of the words, phrases, sentences, clauses, sections, subdivisions, paragraphs or subparagraphs contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof. In the event one or more of the words, phrases, sentences, clauses, sections, subdivisions, paragraphs, or subparagraphs contained herein shall be invalid, this instrument shall be construed as if such invalid portion had not been inserted, and if such invalidity shall be caused by the length of any period of time or the size of any area set forth in any part hereof, such period of time or such area, or shall considered to he a period or area which would invalidity.

8.10 This shall be in with and governed by the laws of State of Georgia without regard to its conflicts of laws.

8.11 This Agreement shall terminate upon written notice by the Party declaring a breach and/or termination as follows:

          A. Cyber's failure to fund the payments as per paragraph 3.1.A(1) on Wednesday March 10, 2004 by 4:30 P.M.



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          B. Cyber's  failure to timely provide the  convertible  debentures for review by counsel by Friday March 12, 2004 at 4:30 P.M. and or provide the convertible debentures by Friday March 12, 2004 at 5 P.M.
          C. TSI's failure to timely ship the Prototype Airship to Ft. Benning and allow GTRI to perform as described in section 1.2 above.
          D. TSI's failure to timely forward its $300,000 certified check to C21, if Cyber timely wires the money as described herein.
          E. For any other material breach of the Agreement.

     WHEREOF, the parties hereto have caused this Agreement to be executed on the date set forth above by their duly authorized representatives identified below.

ON-ALERT SYSTEMS, INC.                  TECHSPHERE SYSTEMS INTERNATIONAL, LLC:

/s/ William Robinson                    /s/ Mike Lawson
-------------------------               -------------------------
Chief Executive Officer                 President

Attest:                                 Attest

/s/ illegible                           /s/ illegible
-------------------------               -------------------------
Secretary  [Seal]                       Secretary  [Seal]












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                                 Exhibit 1.1 A

               Agreement of Purchase and Sale of Airship from C21





















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                                 Exhibit 2.1 A

                       Proposed Sales/Marketing Agreement




























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                                 Exhibit 2.1.C

                               Marketing Contacts


Name of Project or Service                      Size of Airship
---------------------------------               --------------------


US Coast Guard                                  Mid-Alt

Homeland Defense                                Mid and High

Border Protection/Customs                       High

Secretary of Defense Iraq Command               Low-Mid-High

South COM- Army                                 Mid-High

US Air Force                                    Low-Mid-High

L-3                                             Low-Mid-High

Raytheon                                        Low-Mid-High

Lockheed                                        Low-Mid-High

DRTA                                            Low-Mid-High

NSP                                             Low-Mid-High

FAA                                             High

AFSOC                                           Low-Mid-High

Army Security and Intel                         Low-Mid-High

Department of Energy                            Low-Mid-High

National Security Agency                        Low-Mid-High

NSA/ELINT                                       Low-Mid-High

U.S. Navy Command Intelligenc                   Low-Mid-High

Army G-2                                        Low-Mid-High

Under Secretary's DOD-Battle Awareness          Low-Mid-High

CIA                                             Low-Mid-High

Army INCOM                                      Low-Mid-High

Air Force Intelligence                          Low-Mid-High







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                                  Exhibit 2.2B

                           C21 Financial Requirements


3. Compensation. As full consideration for the rights and exclusive license to use the Patents and Know-How granted to TSI hereunder, TSI agrees to:

        B.  Royalty Payment.

     (1) TSI shall pay 21st Century a Royalty Payment of Four Hundred Fifty Thousand Dollars ($450,000) for each Low Altitude Airship, Six Hundred Thousand Dollars ($600,000) for each Medium Altitude Airship and an amount equal to ten (10%) percent of the gross sales price, but said amount shall not be less than Three Million Dollars ($3,000,000.00), for each High Altitude Airship manufactured or sold by or on behalf of TSI. Subject to section 3.B (2) below, the Royalty Payment for each Low Altitude Airship, Medium Altitude Airship or High Altitude Airship manufactured by or on behalf of TSI shall be payable to 21st Century in increments proportional to the percentage of the purchase price for the Airship received by TSI from time to time, and TSI shall make the incremental payments to 21st Century within thirty (30) days of TSI receiving payment for ten (10%) percent of the purchase price of a Airship TSI shall pay ten (10%) of the Royalty Payment for that Airship to 21st Century, and so on until the full amount of the Royalty Payment for that Airship has been paid to 21st Century.

     (2) Notwithstanding section 3.B(1) above, within one hundred twenty (120) days of the completion of the manufacture by or on behalf of TSI of a Low Altitude Airship, Medium Altitude Airship or High Altitude Airship, TSI shall pay the full Royal Payment for the Airship to 21st Century.

4. Term The Term of this License Agreement shall continue until the expiration of the last expiring Patent; but subject to sections 4A and 4B below, the term shall not be for less than fifteen years from the Effective Date.

     B. Abandonment. If within the preceding twelve (12) months, excluding the initial first twelve (12) months of this Agreement TSI shall without the written consent of 21st Century fail to make Royalty Payments of at least One Million Dollars ($1,000,000.00), 21st Century may give thirty (30) days' written notice to TSI that it intends to terminate this License Agreement and the License granted hereunder if the failure is not cured. If such failure is not cured within such thirty (30) days, this License Agreement shall thereafter terminate upon the date set forth in such notice.






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